UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 27, 2025, Cardinal Health, Inc. (the “Company”) completed a public offering of $600,000,000 aggregate principal amount of 4.500% Notes due 2030 (the “2030 Notes”) and $400,000,000 aggregate principal amount of 5.150% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”). The offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-289513) previously filed with the Securities and Exchange Commission (the “Registration Statement”).

The Notes will be governed by an Indenture, dated as of June 2, 2008 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of August 27, 2025 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Company intends to use the net proceeds from the sale of the Notes to fund a portion of the consideration payable in connection with the Company’s proposed acquisition of Solaris Health (the “Acquisition”) and the fees and expenses in connection therewith. Pending application of the proceeds to fund the consideration payable in connection with the Acquisition, the Company may temporarily use such funds for general corporate purposes.

If (i) the Acquisition is not consummated on or before the later of (x) August 12, 2026 (the “End Date”) and (y) the date that is five business days after any later date to which the End Date may be extended in the Acquisition Agreement (as defined in the Third Supplemental Indenture) or (ii) the Company notifies the Trustee under the Indenture that the Company will not pursue the consummation of the Acquisition, the Company will be required to redeem the Notes (the “Special Mandatory Redemption”), in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Third Supplemental Indenture). The proceeds from the sale of the Notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will the Company be required to grant any security interest or other lien on those proceeds to secure any redemption of the Notes.

The foregoing descriptions of the Base Indenture, the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, which is incorporated herein by reference as Exhibit 4.1 to this Current Report on Form 8-K, and each of the Third Supplemental Indenture, the form of the 2030 Notes and the form of the 2035 Notes, each of which are filed as Exhibits 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the issuance of the Notes, Patrick Pope, Esq., Executive Vice President, General Counsel and Secretary of the Company, and White & Case LLP, counsel to the Company, delivered opinions to the Company regarding the legality of the Notes upon issuance and sale thereof. A copy of each opinion is filed as Exhibits 5.1 and 5.2, respectively.

The Company incorporates by reference the exhibits filed with this Current Report on Form 8-K into the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Notes and the Third Supplemental Indenture in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 2, 2008, between Cardinal Health, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Cardinal Health, Inc.’s Current Report on Form 8-K filed on June 2, 2008).

4.2	Third Supplemental Indenture, dated as of August 27, 2025, between Cardinal Health, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 4.500% Notes due 2030 (included in Exhibit 4.2).

4.4	Form of 5.150% Notes due 2035 (included in Exhibit 4.2).

5.1	Opinion of Patrick Pope, Executive Vice President, General Counsel and Secretary of Cardinal Health, Inc.

5.2	Opinion of White & Case LLP.

23.1	Consent of Patrick Pope, Executive Vice President, General Counsel and Secretary (included in Exhibit 5.1).

23.2	Consent of White & Case LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: August 27, 2025	By:	/s/ AARON E. ALT
Aaron E. Alt
Chief Financial Officer